UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 31, 2007, Huntsman Corporation (the “Company”) issued a press release announcing its results for the three and six month period ended June 30, 2007.  The press release is furnished herewith as Exhibit 99.1.

The Company will hold a telephone conference to discuss its second quarter 2007 results on Tuesday, July 31, 2007 at 8:30 a.m. ET.

Call-in number for U.S. participants:	(800) 329 - 9097
Call-in number for international participants:	(617) 614 - 4929
Participant access code:	25642004

The conference call will be available via webcast and can be accessed from the investor relations portion of the Company’s website at http://www.huntsman.com.

The conference call will be available for replay beginning July 31, 2007 and ending August 6, 2007.

Call-in numbers for the replay:
Within the U.S.:	(888) 286 - 8010
International:	(617) 801 - 6888
Access code for replay:	47508950

Information with respect to the conference call, together with a copy of the press release furnished herewith as Exhibit 99.1, is available on the investor relations portion of the Company’s website at http://www.huntsman.com.

The press release includes “non-GAAP financial measures.”  Specifically, the press release refers to:

•             EBITDA

•             Adjusted EBITDA from continuing operations

•             Adjusted EBITDA from discontinued operations

•             Adjusted net income from continuing operations

•             Adjusted net income from discontinued operations

We believe that net income (loss) available to common stockholders is the performance measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) that is most directly comparable to EBITDA, adjusted EBITDA from continuing operations and adjusted net income from continuing operations. We believe that income (loss) from discontinued operations is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to adjusted EBITDA from discontinued operations and adjusted net income from discontinued operations. Additional information with respect to our use of these financial measures follows.

•             EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. We believe that EBITDA enhances an investor’s understanding of our financial performance and our ability to satisfy principal and interest obligations with respect to our indebtedness. However, EBITDA should not be considered in isolation or viewed as a substitute for net income, cash flow from operations or other measures of performance as defined by GAAP. Moreover, EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies due to potential inconsistencies in the method of calculation. Our management uses EBITDA to assess financial performance and debt service capabilities. In assessing financial performance, our management reviews EBITDA as a general indicator of economic performance compared to prior periods. Because EBITDA excludes interest, income taxes, depreciation and amortization, EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. Accordingly, our management believes this type of measurement is useful for comparing general operating performance from period to period and making certain related management decisions. EBITDA is also used by securities analysts, lenders and others in their evaluation of different companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be highly dependent on a company’s capital structure, debt levels and credit ratings. Therefore, the impact of interest expense on earnings can vary significantly among companies. In addition, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. Finally, companies employ productive assets of different ages and utilize different methods of acquiring and depreciating such assets. This can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Our management also believes that our investors use EBITDA as a measure of our ability to service indebtedness as well as to fund capital expenditures and working capital requirements. Nevertheless, our management recognizes that there are material limitations associated with the use of EBITDA in the evaluation of our Company as compared to net income, which reflects overall financial performance, including the effects of interest, income taxes, depreciation and amortization. EBITDA excludes interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes interest expense has material limitations. EBITDA also excludes taxes. Because the payment of taxes is a necessary element of our operations, any measure that excludes tax expense has material limitations. Finally, EBITDA excludes depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations. Our management compensates for the limitations of using EBITDA by using it to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Our management also uses other metrics to evaluate capital structure, tax planning and capital investment decisions. For example, our management uses credit ratings and net debt ratios to evaluate capital structure, effective tax rate by jurisdiction to evaluate tax planning, and payback period and internal rate of return to evaluate capital investments. Our management also uses trade working capital to evaluate its investment in accounts receivable and inventory, net of accounts payable.

•             Adjusted EBITDA from continuing operations is computed by eliminating the following from EBITDA:  gains and losses from discontinued operations; restructuring, impairment and plant closing (credits) costs; losses on the sale of accounts receivable to our securitization program; losses from early extinguishment of debt; extraordinary gain on the acquisition of a business; and gain on dispositions of assets. Our management uses adjusted EBITDA from continuing operations to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of adjusted EBITDA from continuing operations is subject to the same material limitations as are discussed with reference to EBITDA above and adjusted EBITDA from continuing operations is an even more narrowly focused analytical tool that is subject to additional material limitations.

•             Adjusted EBITDA from discontinued operations is computed by eliminating from (loss) income from discontinued operations income taxes, depreciation and amortization, impairment of assets, losses on the sale of accounts receivable to our securitization program, and restructuring. Our management uses adjusted EBITDA from discontinued operations to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of adjusted EBITDA from discontinued operations is subject to the same material limitations as are discussed with reference to EBITDA above and adjusted EBITDA from discontinued operations is an even more narrowly focused analytical tool that is subject to additional material limitations.

•             Adjusted net income from continuing operations is computed by eliminating the after tax impact of the following from net income (loss) available to common stockholders: loss (income) from discontinued operations; restructuring, impairment and plant closing (credits) costs; losses on the early extinguishment of debt; extraordinary gain on the acquisition of a business; and gain on dispositions of assets. Our management uses adjusted net income from continuing operations to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of adjusted net from continuing operations is subject to material limitations that result from the elimination of important expenses and gains.

•             Adjusted net income from discontinued operations is computed by eliminating the after tax impact of the following from income (loss) from discontinued operations: restructuring, impairment and plant closing (credits) costs; and loss on the sale of assets. Our management uses adjusted net income from discontinued operations to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of adjusted net from discontinued operations is subject to material limitations that result from the elimination of important expenses and gains.

Statements in this Current Report on Form 8-K that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this Current Report on Form 8-K are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed in the Huntsman companies’ filings with the Securities and Exchange Commission (the “SEC”). Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal, regulatory and technological factors.  Accordingly, there can be no assurance the company’s expectations will be realized. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE HEXION AGREEMENT. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Huntsman Corporation Investor Relations, 500 Huntsman Way, Salt Lake City, Utah 84108, telephone: (801) 584-5700 or on the Company’s website at  http://www.huntsman.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Hexion Agreement. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth herein and in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Hexion Agreement, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Hexion Agreement, which will be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1	Press Release dated July 31, 2007 regarding second quarter 2007 earnings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ JOHN R. HESKETT
JOHN R. HESKETT
Vice President, Corporate Development and Investor Relations

Dated: July 31, 2007

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Press Release dated July 31, 2007 regarding second quarter 2007 earnings